Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Daniel Zeff

Date of Event Requiring Statement: April 21, 2005

Issuer Name and Ticker Symbol:     En Pointe Technologies, Inc. (ENPT)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of En Pointe Technologies, Inc.


ZEFF HOLDING COMPANY, LLC

By: /s/ Daniel Zeff
    ------------------------------
Name: Daniel Zeff
Title: Manager


ZEFF CAPITAL PARTNERS I, L.P

By: Zeff Holding Company, LLC, as general partner

By: /s/ Daniel Zeff
    ------------------------------
Name: Daniel Zeff
Title: Manager


SPECTRUM GALAXY FUND LTD.

By: /s/_Dion R. Friedland
    ------------------------------
Name: Dion R. Friedland
Title: Director